Exhibit 99.1

Consent of Director Nominee of Vitro Biopharma, Inc

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Vitro Biopharma, Inc., a Nevada corporation, and all pre- and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Anthony Pearl
Anthony Pearl
Date: June 23, 2023